Exhibit 5.01

OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

July 28, 2004

Google Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on July 28, 2004 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 17,110,337 shares of your Class A common stock and 10,456,420 shares of your Class B common stock, par value $0.001 per share (the “Shares”), of which: (i) 10,280,004 shares of Class A common stock to be issued under the 2004 Stock Plan, (ii) 4,053,399 shares of Class A common stock which are subject to currently outstanding options under the 2003 Stock Plan (No. 3), (iii) 3,878,038 shares of Class B common stock which are subject to currently outstanding options under the 2003 Stock Plan (No. 2) (and the shares of Class A common stock issuable upon conversion of such Class B common stock), (iv) 2,752,026 shares of Class A common stock which are subject to currently outstanding options under the 2003 Stock Plan, (v) 285,000 shares of Class B common stock which are subject to currently outstanding options under the 2000 Stock Plan (and the shares of Class A common stock issuable upon conversion of such Class B common stock), (vi) 6,293,382 shares of Class B common stock which are subject to currently outstanding options under the 1998 Stock Plan (and the shares of Class A common stock issuable upon conversion of such Class B common stock), (vii) 23,896 shares of Class A common stock which are subject to currently outstanding options under the 1999 Stock Option/Stock Issuance Plan and (viii) 1,012 shares of Class A common stock which are subject to currently outstanding options under the 2003 Equity Incentive Plan (collectively, the “Plans”). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI

/s/ Wilson Sonsini Goodrich & Rosati